Exhibit 5(b)

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
S-10327 Stockholm
Sweden

May 28, 2004

Ladies and Gentlemen:

We have acted as designated counsel to the underwriters and the agents in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended, of the registration statement on Form F-3 of Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation), a Swedish joint stock company (the “Company”), filed by the Company with the Commission on the date hereof (such registration statement, excluding the documents incorporated by reference therein, as amended to the date hereof being hereinafter referred to as the “Registration Statement”) relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus (the “Prospectus”) and the form of supplement to the prospectus (the “Prospectus Supplement”) contained therein and one or more additional supplements to the Prospectus, of the Company’s unsecured debt securities (the “Debt Securities”) having an aggregate initial public offering or purchase price of up to U.S.$ 4,098,865,708 or the equivalent thereof in one or more other currencies, including composite currencies.  The Debt Securities are to be issued in one or more series in accordance with the provisions of the indenture (the “1991 Indenture”), dated as of August 15, 1991 between the Company and JP Morgan Trust Company, National Association (as successor in interest to The First National Bank of Chicago), as trustee (the “Trustee”), to be supplemented by a supplemental indenture in the form filed as an exhibit to the Registration Statement (the “Supplemental Indenture”) (the 1991 Indenture, as so supplemented, the “Indenture”).

In arriving at the opinions expressed below, we have examined and relied on the following documents:

(a) the Registration Statement and the documents incorporated by reference therein;

(b) the Prospectus and the documents incorporated by reference therein;

(c)  the Prospectus Supplement;

(d) an executed copy of the 1991 Indenture; and

(e)  the form of the Supplemental Indenture.

In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.  In rendering the opinions expressed below, we have assumed and have not verified that the signatures on all documents that we have examined are genuine and that all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that we have examined.

Based on the foregoing, and subject to the limitations and exceptions set forth below, it is our opinion that:

1. Assuming that the execution and delivery of each of the 1991 Indenture and the Supplemental Indenture have been duly authorized by all necessary corporate action of the Company, and that the 1991 Indenture has been and the Supplemental Indenture will be duly executed and delivered under the law of Sweden by  the Company, and, assuming due authorization, execution and delivery of such documents by the Trustee, the Indenture will be a valid, binding and enforceable instrument of the Company.

2. When the issuance, execution and delivery by the Company of the Debt Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Indenture, and when such Debt Securities have been duly executed and delivered under the law of Sweden by the Company, authenticated by the Trustee and sold as described in the Registration Statement, the Prospectus and the supplement or supplements to the Prospectus relating to such Debt Securities, such Debt Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

With respect to our opinion expressed in paragraph (2) above as it relates to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars. Additionally, with respect to our opinion expressed in paragraph (2), we have assumed that any Indexed Security (as such term is defined in the Indenture) will comply with the United

States Commodity Exchange Act, as amended, and the rules, regulations and orders of the Commodity Futures Trading Commission promulgated thereunder or with any applicable exclusion or exemption therefrom, and with any applicable provisions of state law.

The opinions expressed above are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. Our opinions are also subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We express no opinion other than as to the federal securities laws of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Validity of the Securities” in the Prospectus without admitting that we are “experts” under the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By	/s/ Alan S. Dunning
Alan S. Dunning, a Partner